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                                                                     EXHIBIT 5.1


                            SACHNOFF & WEAVER, LTD.
                       30 South Wacker Drive, 29th Floor
                           Chicago, Illinois  60606


                               November 18, 1997


The Metzler Group, Inc.
30 S. Wacker Drive, 29th Floor
Chicago, Illinois  60606-7484

Dear Ladies and Gentlemen:

     We have acted as counsel to The Metzler Group, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (the "Registration Statement"), filed by the Company under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission"), relating to the sale of up to 4,715,000 shares (the "Shares") of the Company's Common Stock, par value $.001 per share. We have examined the Registration Statement and the form of the Underwriting Agreement filed with the Commission as an exhibit to the Registration Statement (the "Underwriting Agreement"). In addition, we have reviewed such other documents and have made such further investigations as we have deemed necessary to enable us to express the opinion hereinafter set forth.

     We hereby advise you that in our opinion, upon stockholder approval at a Special Meeting of Stockholders of The Metzler Group, Inc. to be held on November 21, 1997, the Shares will be duly authorized by the Company and, upon payment and delivery in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

                                       Very truly yours,

                                       /s/ Sachnoff & Weaver, Ltd.

                                       SACHNOFF & WEAVER, LTD.